Exhibit 99.1

NEWS RELEASE
Southcross Energy	1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Appoints Joel D. Moxley as Senior Vice President and Chief Commercial Officer

DALLAS, Texas, June 15, 2015 – Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross”) announced today the appointment of Joel D. Moxley as Senior Vice President and Chief Commercial Officer of Southcross Energy Partners GP, LLC, the general partner of Southcross. In this newly created role, Mr. Moxley will lead and enhance the coordination and focus of Southcross’ existing commercial team, including contracting, marketing, scheduling and customer relations for both natural gas and natural gas liquids, as well as business development. Mr. Moxley has over thirty years of midstream commercial and operations expertise including senior leadership roles at both the Crestwood companies and Crosstex Energy, L.P. He will report directly to John E. Bonn, President and Chief Executive Officer of Southcross’ general partner.

“We are extremely fortunate to add such an experienced and talented leader to our team,” said Bonn. “The addition of the new Chief Commercial Officer role is an important component of our strategy that includes expanding our customer relationships and commercial outreach as well as enhanced coordination and leadership of our growth initiatives. I previously had the opportunity to work with Joel and know he will be a great addition to our team. Joel brings a wealth of midstream commercial and operational expertise, including significant experience in the South Texas region, to help lead Southcross into the next stage of growth.”

“I am thrilled to join Southcross at this exciting point in the Company’s growth and development,” said Moxley. “Southcross has an impressive and experienced team of employees and premier midstream assets focused in the Eagle Ford that provide a solid platform to support further growth and expansion.”

Mr. Moxley joins Southcross having previously served as Senior Vice President of Operations Services for the Crestwood companies, where he expanded commercial efforts and supported numerous acquisitions. Prior to Crestwood, Mr. Moxley was Senior Vice President of Crosstex Energy, L.P. with responsibility for the commercial activities of Crosstex’s South Louisiana gas processing and NGL fractionation assets as well as the marketing of NGLs for Crosstex companywide. Mr. Moxley’s experience also includes midstream leadership roles at Enterprise, El Paso Corporation, PG&E Corporation, Valero Energy Corporation and Occidental Petroleum.

Mr. Moxley served as the immediate past Chairman of the Gas Processors Association and as a board member of the Texas Pipeline Association. He received a Bachelor of Science degree in Chemical Engineering from Rice University.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,000 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2015 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

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Contact:

Southcross Energy Partners, L.P.

David Lawrence, 214-979-3720

Investor Relations

InvestorRelations@southcrossenergy.com